                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            AMERICAN BIOMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
         or Item 22(a)(2) of Schedule 14A

     [ ] $500 per each party to this controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid: not applicable

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:


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     (2) Form, Schedule or Registration Statement Number:


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     (3) Filing Party:


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     (4) Date Filed:


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





                             AMERICAN BIOMED, INC.
                       10077 GROGANS MILL ROAD, SUITE 100
                           THE WOODLANDS, TEXAS 77380

                                November 3, 1997

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of American BioMed, Inc. (the "Company") to be held on December 19, 1997 at 5:00 PM Eastern Standard time, at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers located at 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

At the Annual Meeting you will be asked to elect four directors of the Company.

In view of the importance of the actions to be taken at the Annual Meeting, you are urged to read the accompanying Proxy Statement carefully, and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy. The Company's Board of Directors believes that the election of each of the director-nominees are in the best interest of the Company and its stockholders and therefore strongly recommends that you vote FOR each of the directors nominated by the Company.





                                          STEVEN B. RASH
                                          President and Chief Executive Officer

                             AMERICAN BIOMED, INC.
                       10077 GROGANS MILL ROAD, SUITE 100
                           THE WOODLANDS, TEXAS 77380


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 19, 1997

         Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the stockholders of American BioMed, Inc., a Delaware corporation (the "Company"), will be held on Friday, December 19, 1997 at 5:00 PM Eastern Standard time, at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, located at 1401 Walnut Street, Philadelphia, Pennsylvania 19102 for the following purposes:

         1.      To elect a board of four directors.

         2. To transact such other business as may properly come before the Annual Meeting.

         A record of the stockholders was taken at the close of business November 3, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing Tuesday, December 9, 1997 and may be inspected prior to the Annual Meeting during normal business hours at the offices of the Company, 10077 Grogans Mill Road, Suite 100, The Woodlands, Texas 77380.

         Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed addressed stamped envelope.

                                          By Order of the Board of Directors



                                          STEVEN B. RASH
                                          President and Chief Executive Officer

November 3, 1997

                             AMERICAN BIOMED, INC.
                       10077 GROGANS MILL ROAD, SUITE 100
                           THE WOODLANDS, TEXAS 77380

                               PROXY STATEMENT

         This Proxy Statement and form of proxy are being mailed to stockholders on or about November 10, 1997 in connection with the solicitation by the Board of Directors of American BioMed, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of the Company's stockholders (the "Annual Meeting") to be held in Philadelphia, Pennsylvania on December 19, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice.

         Because many stockholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. Stockholders are urged to carefully read the material in this Proxy Statement and register their votes by marking the appropriate boxes on the enclosed proxy and to sign, date and return the proxy in the enclosed addressed stamped envelope. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of proxies. Abstentions and broker non-votes will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum, but will be disregarded in the calculation of a plurality or of total votes cast. Broker non-votes will be treated as not present and not entitled to vote on any matter as to which a broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted: (1) FOR election of all nominees for director named herein; and
(2) in the discretion of the persons designated as the holders of proxies, on any other matter which may properly come before the Annual Meeting. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company another signed proxy signed on a later date, or appearing at the Annual Meeting and voting in person.

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
OUTSTANDING VOTING SECURITIES                                                                        3

ELECTION OF DIRECTORS                                                                                3

Nominees                                                                                             3

Activity, Structure and Compensation of the Board of Directors and Certain Committees                4

Vote Required for Election                                                                           4

OTHER INFORMATION                                                                                    5

Security Ownership of Certain Beneficial Owners and Management                                       5

Executive Officers                                                                                   6

Executive Compensation                                                                               6

Employment Agreements                                                                                7

Compensation Committees Interlocks and Insider Participation                                         7

Board Compensation Committee Report on Executive Compensation                                        7

Performance Graph                                                                                    9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                      10

Auditors                                                                                            11

Section 16(a) Beneficial Ownership Reporting Compliance                                             11

Miscellaneous Matters                                                                               11

                         OUTSTANDING VOTING SECURITIES


         The number of voting securities of the Company outstanding on November 3, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), was 17,297,568 shares of Common Stock, each of which is entitled to one vote on all matters properly brought before the Annual Meeting. Holders of a majority of the shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for the transaction of business.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, four directors are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The persons named in the accompanying proxy have been so designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding each of the nominees is set forth below:

        NAME                                         AGE                POSITION               DIRECTOR SINCE
        ----                                         ---                --------               --------------
Steven B. Rash                                       49     Director, President and Chief          1995
                                                            Executive Officer
Lawrence M. Hoffman (+ o)                            54     Director                               1991
Claudio M. Guazzoni (o)                              35     Director                               1996
Richard S. Serbin (+)                                53     Director                               1996

---------------
(+)  Member, Audit Committee
(o)  Member, Compensation Committee


STEVEN B. RASH has served as President, Chief Executive Officer and director of the Company since July 15, 1995. Mr. Rash was appointed Chairman of the Board on February 4, 1997. From 1994 until June 1995, Mr. Rash served as Vice President of Operations of Blue Rhino Corporation, an industrial products manufacturer. From 1992 to 1994, Mr. Rash served as President of the Technical Services Division of the Maxum Health Corporation, a company engaged in providing mobile MRI services. From 1989 to 1992, Mr. Rash served as the President of Intex Medical Technologies, Inc., a medical equipment manufacturer. Prior thereto, Mr. Rash held various positions with BOC Group, PLC, an international manufacturer of industrial gases and healthcare products and services. Mr. Rash holds an MBA from Southern Illinois University and served for four years in the U.S. Army, where he reached the rank of Captain.

LAWRENCE M. HOFFMAN has served as a director of the Company since April 1991 and as Vice President of Corporate Relations from July 1990 to December 1991, when he was appointed Vice President of Business Development, a position he held until June 28, 1995. From March 28, 1995 until June 28, 1995, Mr. Hoffman served as the interim Treasurer. Mr. Hoffman has over 30 years experience in securities trading and investment banking. He has held senior management positions with Glorc Forgan Wm. R. Staats, DuPont & Co., Burnham & Co., and Dean Witter. Mr. Hoffman founded and was Chairman of Nicholas, Lawrence & Co., an investment banking firm that specialized in biotechnology research and institutional trading. Since 1989, Mr. Hoffman has served as President and Chief Executive Officer of the Aberlyn Group, Inc., a firm specializing in providing investment banking services to biotechnology companies. He has managed a number of public offerings and is a director of four life sciences companies.

Chairman of Nicholas, Lawrence & Co., a securities brokerage firm specializing in institutional trading and biotechnology companies. Mr. Hoffman holds a B.S. in Economics from New York University.

CLAUDIO M. GUAZZONI has served as a director of the Company since March 7, 1996. Mr. Guazzoni is the President and Chief Executive Officer of Zanett Capital, Inc. ("Zanett") and has served in that capacity since 1993. He is engaged in the business of providing financial and strategic consulting services to business entities. Prior to his service at Zanett, Mr. Guazzoni was a Money Manager with Delphi Capital Management, Inc. in 1992 and an associate with Salomon Brothers, Inc. from 1985 to 1991.

RICHARD S. SERBIN has served as a director of the Company since July 17, 1996. Since 1991, Mr. Serbin has served as Executive Vice President and a director of Bio-Imaging Technologies, Inc. which provides specialized consulting services to pharmaceutical and biotechnology companies. From January 1991 to March 1992, Mr. Serbin was Chairman of the Board of Radius Scientific, Inc., a medical communications company which he founded. From June 1989 to January 1990, he served as President of Bradley Pharmaceuticals, Inc. and from September 1988 to May 1989, held the position of Senior Vice President of Lifetime Corporation, a holding company whose major asset, Kimberly Quality Care, is a provider of home healthcare and temporary nursing services. Mr. Serbin is a registered patent attorney, registered pharmacist, a member of the Board of Trustees of the Mountainside Hospital and a member of the Board of Health of Roseland, New Jersey. Mr. Serbin holds a B.S. from Rutgers College of Pharmacy, a J.D. from Seton Hall Law School and a LL.M in Trade Regulation from New York University School of Law.

ACTIVITY, STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996 the Board of Directors convened on a combined total of 10 regularly and specially scheduled meetings, and each director except Mr. Serbin attended at least 75% of the meetings held by the Board and any Board committees on which he served during his tenure in 1996.

         AUDIT COMMITTEE. The Audit Committee assists the Board in fulfilling its responsibilities to stockholders and other matters relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee recommends the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the plan, scope and timing of their audits, reviews the auditors' fees and, after completion of the audit, reviews the auditors' report with the auditors and management. The Audit Committee is charged with satisfying the Board that the activities of the Company's independent auditors and the internal control procedures are reasonably designed to assure sound accounting procedures, adequate reserves, the safekeeping of the Company's assets and properties and the proper control of income and expenditures. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls. From January 1, 1996 to November 26, 1996 Mr. Hoffman served as the sole member of the Audit Committee. Effective November 26, 1996 Messrs. Hoffman and Serbin were elected to serve on the Audit Committee.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of senior executive officers and key officers and employees. The Compensation Committee is also responsible for reviewing significant personnel compensation policies and benefits programs and major changes thereto. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on management perquisites, and performs certain other review functions relating to management compensation and employee relations policies. Mr. Hoffman was the sole member of the Compensation Committee from January 1, 1996 to November 26, 1996 at which time Mr. Guazzoni was added to the Committee.

         DIRECTOR COMPENSATION. During the year ended December 31, 1996, no compensation was paid by the Company for service on the Board of Directors.

VOTE REQUIRED FOR ELECTION

         The four nominees who receive a plurality of votes cast by the holders of Common Stock entitled to vote at the Annual Meeting shall be the duly elected directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL FOUR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.


                               OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of Common Stock at the Record Date by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director and nominee, (c) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below) and (d) all directors and executive officers as a group.

                  NAME AND ADDRESS                          AMOUNT OF SHARES
               OF BENEFICIAL OWNER (1)                    BENEFICIALLY OWNED (2)(3)       PERCENT OF CLASS
               --------------------                       -------------------             ----------------
Steven B. Rash                                                  528,900(4)                      3.0%

Lawrence M. Hoffman                                           1,275,674(5)(6)                   7.1%
   18 Winter Place
   Aberdeen, New Jersey 07747

Claudio M. Guazzoni                                             975,306(7)                      5.3%
   10 E. 76th Street
   New York, New York 10021

Richard S. Serbin                                                22,000(8)                       .1%
   61 Monroe Avenue
   Roseland, New Jersey 07064

All Executive Officers and Directors as a Group               2,807,880(9)                     14.2%
   (5 persons)

--------------------
(1) Unless otherwise specified, the address of each beneficial owner is American BioMed, Inc., 10077 Grogans Mill Road, Suite 100, The Woodlands, Texas 77380.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) A person is deemed to beneficially own shares of Common Stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days.

(4) Mr. Rash has options to purchase 1,527,000 shares of which only 527,000 are exercisable within sixty days.

(5) Includes 425,000 shares issuable upon the exercise of warrants held by Aberlyn Capital Management ("Aberlyn Partnership"). Mr. Hoffman owns a limited partnership interest in Aberlyn Partnership, and is an officer, director and stockholder of Aberlyn Capital Management, Inc. which is a general partner of Aberlyn Partnership. Also includes 322,000 shares which may be acquired upon the exercise of options by Mr. Hoffman.

(6) Includes 115,000 shares owned by Aberlyn Holding Company ("Aberlyn Holding"), the parent company of Aberlyn Partnership and Aberlyn Capital Management, Inc. Mr. Hoffman is the Chairman of the Board and Chief Executive Officer of Aberlyn Holding.

(7) Includes 953,306 shares issuable upon the exercise of warrants held by Zanett Capital, Inc. ("Zanett") or its assigns. Mr. Guazzoni is President and Chief Executive Officer of Zanett. Also includes 22,000 shares which may be acquired upon the exercise of options by Mr. Guazzoni.

(8)      Includes 22,000 shares issuable upon the exercise of options.

(9) Includes 2,498,306 shares which may be acquired upon the exercise of options or warrants.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board of Directors follows the table:

            NAME                                      AGE                            POSITION
            ----                                      ---                            --------
Steven B. Rash                                        49            President, Chief Executive Officer and
                                                                    Chairman of the Board

Colene Stigler Blankinship, CPA                       47            Controller and Chief Accounting Officer
                                                                    Secretary and Treasurer

         COLENE STIGLER BLANKINSHIP, CPA joined the Company February 7, 1995 as Controller and became the Chief Accounting Officer November 1995. She was elected Secretary and Treasurer on February 4, 1997. From 1992 through 1994, Ms. Blankinship served as Controller of Excel Resources, Inc., a gas marketing company in Houston, Texas. She has 13 years experience in public accounting which includes 9 years with the local firm of Tribolet, Fuller & Associates, P.C., Humble, Texas. Ms. Blankinship attended Texas Tech University and North Harris County College and is a CPA. Ms. Blankinship is a national director of the American Society of Women Accountants, a position she has held since July 1996.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth certain summary information concerning the compensation paid or accrued during the fiscal years ended December 31, 1996, 1995, and 1994 to the Company's Chief Executive Officer and to each of the other executive officers of the Company whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executive Officers"), for services during the fiscal years ended December 31, 1996, 1995, and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                    -------------------------------
                        ANNUAL COMPENSATION                               AWARDS          PAYOUTS
--------------------------------------------------------------------------------------------------------------
                                                          Other
                                                         Annual   Restricted    Shares/                  All
 Name and                                                Compen-    Stock       Options/      LTIP       Other
 Principal               Year     Salary       Bonus     sation     Award(s)      SARs      Payouts   Compensation
 Position                           ($)         ($)      ($)(1)       ($)          (#)        ($)         ($)
 Steven B. Rash          1996     141,875                 7,496

 President, Chief        1995      61,875(2)             19,941(3)             600,000(4)
 Executive Officer

----------------------
(1)     Cost of life insurance and auto allowance.

(2) Annual compensation of $135,000 prorated from July 16, 1995, when Mr. Rash began his service with the Company.

(3)     Includes relocation expenses paid in the amount of $19,745.

(4) Represents options issued in connection with a three-year employment agreement, vesting on various dates during the term of the agreement. See "Employment Agreements."

         No stock options were granted during the fiscal year ended December 31, 1996 to any of the named executive officers.

         The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 1996 by each of the named executive officers and the number and value of unexercised options held by such named executive officers as of December 31, 1996.

      AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                                                            VALUE OF
                                                                      NUMBER OF            UNEXERCISED
                                                                     UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS AT
                                      SHARES                       FISCAL YEAR-END       FISCAL YEAR-END
                                    ACQUIRED ON       VALUE         EXERCISABLE/          EXERCISABLE/
                                     EXERCISE        REALIZED       UNEXERCISABLE         UNEXERCISABLE
             NAME                       (#)            ($)               (#)                   ($)

        Steven B. Rash                   0              0          150,000/450,000       131,250/393,750

EMPLOYMENT AGREEMENTS

         Steven B. Rash entered into a three-year employment agreement (the "Agreement") with the Company dated July 15, 1995. Pursuant to the Agreement, Mr. Rash is employed as President and Chief Executive Officer of the Company. The Agreement provides for a salary of $135,000 per year with annual increases plus bonuses of up to 50% and an option to purchase 600,000 shares of common stock. The options vest as follows: options to purchase 100,000 shares at July 15,1995, options to purchase 50,000 shares at July 15, 1996, options to purchase 50,000 shares at July 15, 1997, options to purchase 200,000 shares either when the stock price reaches $3.00 per share for 30 consecutive trading days or July 15, 1998, whichever is earlier, and options to purchase 200,000 shares either when the stock price reaches $5.00 per share for 30 consecutive trading days or July 15, 1998, whichever is earlier.

         In recognition of Mr. Rash's record of performance his employment contract was extended in February 1997 to December 31, 1999, and on May 19, 1997, he was granted options to purchase 900,000 shares of Common Stock at an exercise price of $.6875 to vest equally on December 31, 1997, December 31, 1998 and December 31, 1999.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

         Until June 1995, the Company did not have a Compensation Committee. Compensation matters were determined by the Board of Directors. In June 1995, the Board created and appointed a Compensation Committee. Effective November 26, 1996 the Board of Directors elected Messrs. Hoffman and Guazzoni to serve on the Compensation Committee. Mr. Hoffman is a consultant of the Company and was Vice President of Corporate Relations from July 1990 to December 1991 and from December 1991 to June 28, 1995 served as Vice President of Business Development. In addition, Mr. Hoffman served as the Company's interim Treasurer from March 28, 1995 until June 28, 1995. (See "Certain Relationships and Related Transactions.")

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance.

         COMPENSATION PHILOSOPHY

         In designing its compensation program, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the Company's strategic business goals. In doing so, the compensation programs reflect the following themes:

         o       Compensation should encourage increased stockholder value.

         o Compensation programs should support the short- and long-term business goals and objectives of the Company.

         o Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions toward business goals.

         o Compensation programs should enable the Company to attract and retain highly qualified professionals.

         PAY MIX AND MEASUREMENT. The Company's executive compensation is based on three components: base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

         BASE SALARY AND SHORT-TERM INCENTIVE. The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and general economic conditions.
A portion of each employee's salary is also increased in recognition of individual merit. This merit increase is determined by the assessment of the performance of the individual, and level of experience, ability and knowledge of the job. Bonus awards may also be provided if the Board of Directors determines that the individual has achieved, or aided in the achievement of, a pre-set corporate, individual project development or financial goal.

         LONG-TERM INCENTIVES. Stock options are granted from time to time to reward employee contributions, as well as to recognize the employee's potential contribution to the Company's growth and profitability. In addition, the Company has issued stock and stock options to certain officers in lieu of salary.

         CHIEF EXECUTIVE OFFICER COMPENSATION. In connection with his appointment to the positions of President and Chief Executive Officer of the Company in July 1995, Mr. Rash entered into a three-year employment agreement with the Company that entitles him to receive a base salary of $135,000 per year. See "Employment Agreements" and "Executive Compensation." As an incentive to accept employment with the Company, Mr. Rash was also granted options to purchase 600,000 shares of Common Stock and was remunerated for his relocation expenses. The options vest as follows: options to purchase 100,000 shares at July 15, 1995, options to purchase 50,000 shares at July 15, 1996, options to purchase 50,000 shares at July 15, 1997, options to purchase 200,000 shares either when the stock price reaches $3.00 per share for 30 consecutive trading days or July 15, 1998, whichever is earlier, and options to purchase 200,000 shares either when the stock price reaches $5.00 per share for 30 consecutive trading days or July 15, 1998, whichever is earlier.

         In recognition of Mr. Rash's record of performance his employment contract was extended in February 1997 to December 31, 1999, and on May 19, 1997, he was granted options to purchase 900,000 shares of Common Stock at an exercise price of $.6875 to vest equally on December 31, 1997, December 31, 1998 and December 31, 1999.

         In general, the Compensation Committee determines the Chief Executive Officer's compensation by evaluating such person's experience, length of service and the overall success of the Company's operations, and will follow such criteria to establish Mr. Rash's and any successor Chief Executive Officer's compensation in subsequent years.

                           The Compensation Committee of the Board of Directors Lawrence M. Hoffman
                           Claudio Guazzoni

PERFORMANCE GRAPH

         The following performance graph (the "Performance Graph") compares the performance of the Common Stock to the Index for the NASDAQ Stock Market* (U.S. Companies) and the Index for U.S. companies in the Surgical, Medical and Dental Instruments and Supplies Industry, Standard Classification Code Number 3840-3849* (the "Peer Group Index"). The Performance Graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested. The Company's Common Stock traded on the NASDAQ Small-Cap Market from October 22, 1991 through October 13, 1994. The Company was delisted from the Small-Cap Market on October 13, 1994 and is currently traded in the over-the-counter market on the NASD's OTC Bulletin Board(TM). Quotes on which the Performance Graph below is based represent "interdealer" prices without adjustment or markups, markdowns or commissions and do not necessarily represent actual transactions. The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the information by reference, and shall not be otherwise deemed filed under such Acts.

                                [CHART GRAPH]


------------------

* Prepared by the Center for Research in Security Prices on September 22, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company enters into transactions with related parties only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all the transactions described below meet that standard.

  Lawrence M. Hoffman, currently a director, stockholder and paid consultant of the Company and formerly a Vice President, is a limited partner of Aberlyn Capital Management Limited Partnership ("Aberlyn") and is an officer, director and stockholder of Aberlyn Capital Management, Inc., the general partner of Aberlyn. Effective December 31, 1992, the Company and Aberlyn entered into a Patent Assignment and License Agreement (the "Patent and License Agreement") pursuant to which the Company assigned patents owned by the subsidiary, Cathlab Corporation (the "Cathlab Patents"), to Aberlyn in return for $500,000. The Cathlab Patents were exclusively licensed back to the Company for three years for a monthly license fee of $16,355, after which Aberlyn was required to reassign the Cathlab Patents to the Company in exchange for $50,000. Under its terms, if the Company declined to purchase the Cathlab Patents, the Patent and License Agreement would automatically be extended for an additional nine months for a monthly license fee of $17,099, after which the Cathlab Patents would automatically revert back to the Company.

  The Company and Aberlyn entered into an equipment lease effective May 13, 1993 (the "Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $205,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $6,706, after which Aberlyn was required to return the equipment to the Company in exchange for $20,500. Under the terms, if the Company opted not to purchase the equipment, the Equipment Lease would automatically be extended for an additional three months for a monthly payment of $7,011, after which the equipment would automatically revert back to the Company.

  Effective August 13, 1993, the Company and Aberlyn entered into an additional equipment lease (the "Second Equipment Lease") pursuant to which the Company assigned certain equipment to Aberlyn in consideration of $100,000. The equipment was exclusively leased back to the Company for three years for a monthly fee of $3,271, after which Aberlyn was required to return the equipment to the Company in exchange for $10,000. If the Company declined to purchase the equipment, the term of the Second Equipment Lease was to be automatically extended for an additional three months for a monthly payment of $3,420, after which the equipment would automatically revert back to the Company.

  The Company and Aberlyn entered into an agreement effective March 28, 1994 whereby the terms of the Patent and License Agreement, the Equipment Lease and the Second Equipment Lease were modified. The payment terms of the license fee pursuant to the Patent and License Agreement were revised to semiannual payments of $97,445 and the payment terms of the Equipment Lease were similarly revised to semiannual payments of $39,100 and $20,281, respectively. In consideration to Aberlyn for making these modifications, the Company issued warrants to Aberlyn to purchase 150,000 shares of the Company's common stock at an exercise price of $1.50 per share exercisable over a five-year period. On May 28, 1996, Aberlyn and the Company reached an agreement to restructure the Leases which resulted in a revised schedule of lease payments over a twenty-four month period, with the initial payment commencing on June 1, 1996. The payments were based on an outstanding principal amount of approximately $500,000 and total accrued interest of approximately $148,000. In addition, 115,000 shares of Common Stock were issued in payment of consulting fees, investment banking service fees and accumulated miscellaneous expenses totaling $115,728.

  On February 18, 1996, the Company and Zanett Capital, Inc. ("Zanett"), a financial consulting firm, signed an agreement whereby Zanett agreed to help the Company raise capital pursuant to an offshore private placement of equity. Claudio M. Guazzoni, a member of the Company's Board of Directors, is Zanett's President and Chief Executive Officer. As a retainer for availability of services by Zanett, the Company agreed to grant Zanett warrants to purchase shares of common stock at a rate of 1 for every 10 shares of Common Stock or warrants issued in connection with equity and bridge financings raised by Zanett. Each of the warrants will be exercisable at an exercise price of $0.50 per share for five years from the date it is granted, which shall be the date of the closing of the particular equity or bridge financing in question. During 1996 through the efforts of Zanett, the Company sold 1,250,001 shares of Common Stock, 1,390 shares of Series A Preferred and 1,500 shares of Series B Preferred pursuant to Regulation S of the Securities Act of 1933, as amended. In connection with these placements, the Company issued warrants to purchase 811,310 shares of Common Stock to Zanett or, upon assignment by Zanett, to unrelated third-parties. The exercise price of the warrants issued in connection with the Series A Preferred and common stock is $0.50. Those issued in connection with Series B are exercisable at $1.40 per share.
In addition a 10% placement fee of approximately $319,000 has been paid to Zanett or their designated representative in connection with the sale of the Series A and Series B Preferred.

  In September 1996, Zanett was granted a warrant to purchase 25,000 shares of Common Stock at $.9375 in connection with the placement of bridge financing. The warrants are exercisable for five years.

  The Company does not have a policy against employing relatives. During the years ended December 31, 1996, 1995 and 1994, the Company paid salaries and wages to relatives of officers of the Company amounting to $22,692, $51,600, and $88,776, respectively.

AUDITORS

         Coopers & Lybrand L.L.P., certified public accountants ("C&L"), have served as the independent auditors of the Company since 1990. It is not proposed that any formal action be taken at the Annual Meeting with respect to the continued employment of C&L, inasmuch as no such action is legally required. Representatives of C&L plan to attend the Annual Meeting and will be available to answer appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires a company's directors and executive officers, and persons who own more than 10% of the equity securities of the company to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock.

         Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to the Company's directors, officers and greater than 10% stockholders were met except for Mr. Serbin who was late in filing a Form 3 and Messrs. Hoffman and Guazzoni who were late in filing all their forms.

MISCELLANEOUS MATTERS

         The annual report on Form 10-K/A-1 covering the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Any stockholder proposals to be included in the Board of Directors' solicitation of proxies for the 1998 annual meeting of stockholders must be received by the Company at its principal executive offices, located at 10077 Grogans Mill Road, Suite 100, The Woodlands, Texas 77380, no later than May 15, 1998. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Annual Meeting. Management of the Company does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the Annual Meeting.

                                          By Order of the Board of Directors,



                                          STEVEN B. RASH
                                          President and Chief Executive Officer

--------------------------------------------------------------------------------

                             AMERICAN BIOMED, INC.

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                      ANNUAL MEETING OF DECEMBER 19, 1997

    The undersigned stockholder of American BioMed, Inc. (the "Company") hereby appoints Steven B. Rash and Colene Stigler Blankinship, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Klehr, Harrison, Harvey, Branzberg & Ellers, located at 1401 Walnut Street, Philadelphia, Pennsylvania 19102, on Friday, December 19, 1997, at 5:00 PM, Eastern Standard Time, and at any adjournments of said meeting, all of the shares of the Company's Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

1. THE ELECTION OF DIRECTORS

    [ ]  For the election of Steven B. Rash, Lawrence M. Hoffman, Claudio
         M. Guazzoni and Richard S. Serbin, as directors.

    [ ]  WITHHOLD AUTHORITY to vote for ALL directors listed above.

    [ ] WITHHOLD AUTHORITY to vote ONLY for the directors written on the line below:

---------------------------------------------------------------------------

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

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

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                          (CONTINUED FROM OTHER SIDE)

    2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

    The Board of Directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted FOR election of the nominees named herein.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.

                                                              Dated  , 1997
                                                              -----------------------------------------------------
                                                              Stockholder's Signature
                           PROXY                              -----------------------------------------------------
                            FOR                               Signature if held jointly
                           ANNUAL
                          MEETING                             Signature should agree with name printed hereon. If
                             OF                               stock is held in the name of more than one person,
                        STOCKHOLDERS                          EACH joint owner should sign. Executors,
                                                              administrators, trustees, guardians and attorneys
                                                              should indicate the capacity in which they sign.
                                                              Attorneys should submit powers of attorney.

          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED

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